Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2017 relating to the financial statements of Henderson Group plc for the year ended December 31, 2016, which appears in Henderson Group plc’s Registration Statement on Form F-4 (No. 333-216824).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, UK

May 30, 2017